
<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                   6-MOS                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997             DEC-31-1997             DEC-31-1997
<PERIOD-END>                               MAR-31-1997             JUN-30-1997             SEP-30-1997
<CASH>                                           9,282                  15,170                  20,693
<SECURITIES>                                    24,033                  19,287                  15,612
<RECEIVABLES>                                  223,272                 238,150                 253,156
<ALLOWANCES>                                    10,654                  11,042                  11,420
<INVENTORY>                                    230,052                 231,355                 230,826
<CURRENT-ASSETS>                               506,349                 526,040                 541,414
<PP&E>                                         284,772                 298,693                 295,821
<DEPRECIATION>                                 140,835                 148,128                 142,860
<TOTAL-ASSETS>                                 885,484                 909,452                 916,387
<CURRENT-LIABILITIES>                          263,271                 276,498                 278,959
<BONDS>                                         84,499                  91,142                  90,225
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                        20,981                  20,984                  20,987
<OTHER-SE>                                     436,776                 445,518                 452,219
<TOTAL-LIABILITY-AND-EQUITY>                   885,484                 909,452                 916,387
<SALES>                                        301,158                 640,371                 997,635
<TOTAL-REVENUES>                               301,158                 640,371                 997,635
<CGS>                                          184,091                 390,162                 611,031
<TOTAL-COSTS>                                  184,091                 390,162                 611,031
<OTHER-EXPENSES>                                 8,416                  16,941                  26,093
<LOSS-PROVISION>                                 1,191                   2,296                   3,159
<INTEREST-EXPENSE>                               2,614                   5,835                   8,957
<INCOME-PRETAX>                                 19,776                  46,396                  59,109
<INCOME-TAX>                                     7,480                  17,502                  21,880
<INCOME-CONTINUING>                             12,296                  28,894                  37,229<F2>
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                    12,296                  28,894                  37,229<F2>
<EPS-PRIMARY>                                      .59                    1.38                    1.77<F2>
<EPS-DILUTED>                                      .58<F1>                    1.36<F1>                    1.75<F1><F2>

<F1>In accordance with Financial Accounting Standards No. 128, "Earnings per
Share", the Company is presenting net income per share on both a basic and diluted basis.  This financial data schedule has been restated to present EPS on a diluted basis.
<F2>Excluding net after-tax charges of $7.842 million, or $.37 per share (basic and diluted), resulting from an acquisition by the Company's affiliate, Cylink
Corporation, net income was $45.071 million, or $2.15 per share ($2.12 diluted).


